Exhibit (a)(1)(x)

Electronic Voting Instructions

You can vote by Internet or telephone!

ELAN CORPORATION, PLC encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically via the Internet or by telephone by the Voting Instruction Deadline of April 8, 2013. This eliminates the need to return your voting card.

Vote by Internet
			•	Log on to the Internet and go to www.citi.com/dr.
			•	Click on “Investors” and then click on” Voting by Internet”.
			•	Follow the steps outlined on the secured website.
			•	Or with your Smartphone scan the QR code to cast your vote now.

Vote by Telephone
		•	Call toll free 1-800-652-Vote (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided in the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	If you choose to vote your shares electronically, there is no need to return your voting card.

Extraordinary General Meeting of ELAN CORPORATION, PLC PROXY CARD

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

If this Voting Card is signed and timely returned to the Depositary but no specific direction as to voting is marked below as to the resolution, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked resolution.

A “vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” and “Against” the resolution.	+

Extraordinary General Meeting-April 12, 2013

ORDINARY RESOLUTION

	For	Against	Vote Withheld
1.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such. Please be sure to sign and date this Voting Instruction Card.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

01LSAF

Extraordinary General Meeting-April 12, 2013

Ordinary Resolution

1.	To authorize the Company to make market purchases of its ordinary shares pursuant to the tender offer.

For shareholders who wish to receive a copy of the notice of the Meeting, please call 1-866-246-9032 (U.S.) and +1-781-575-4555 (International).

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to the resolution, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked resolution.

A “Vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” and “Against” the resolution.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Extraordinary General Meeting-April 12, 2013
The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on April 8, 2013 for action to be taken.

VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
ELAN CORPORATION, PLC (the “Company”)

CUSIP No.:	284131208 and 292910015.
ADS Record Date:	March 18, 2013.
Meeting Specifics:
In connection with the tender offer made by the Company on March 11, 2013 an Extraordinary General Meeting (the “EGM”) is to be held on April 12, 2013 at 10:00 A.M. (local time), at The Westin Hotel, Westmoreland Street, Dublin 2, Ireland (the “Meeting”).

Meeting Agenda:
The resolution being considered at the EGM is summarised on the reverse side of the EGM Proxy Card. Full details regarding the resolution, the tender offer and other relevant information is available on www.elan.com.

Depositary:	Citibank, N.A.
Deposit Agreement:	Amended and Restated Deposit Agreement, dated as of February 3, 2012.
Deposited Securities:	Ordinary shares, par value €0.05 per share, of the Company.
Custodian:	Citibank, N.A., London Branch.

The undersigned holder, as of the ADS Record Date, of the American Depositary Shares identified above (such American Depositary Shares, the “ADSs”), acknowledges receipt of a copy of the Depositary’s Notice of the Meeting and hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall, as soon as practicable after such receipt and as long as permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted. Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained therein.